EXHIBIT 23.1



CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-30450) of Telaxis Communications Corporation of our report dated February 14, 2001, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP
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Hartford, Connecticut
March 27, 2001